                                                                    Exhibit 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES





                                              NINE MONTH
                                             PERIOD ENDED
                                               SEPTEMBER                         Year Ended December 31
                                        --------------------- ------------------------------------------------------------

                                           1997       1996       1996         1995        1994        1993         1992
                                        ----------------------------------------------------------------------------------
                                                                     (Dollars in Thousands)


Income (loss) before income taxes,
   extraordinary item and cumulative
   effect of accounting changes         $194,943    $163,782    $225,259    $180,174    $111,323    $(20,919)    $ 13,431
Amortization of capitalized interest       1,643       1,496       1,999       2,013       1,693       2,014        1,900
Interest expense                          16,295      12,406      17,899      19,813      24,872      29,619       28,660
Interest portion of rental expense         1,966       1,888       2,627       2,934       2,355       2,107        2,513
                                        ----------------------------------------------------------------------------------

Earnings                                $214,847    $179,572    $247,784    $204,934    $140,243    $ 12,821     $ 46,504
                                        ==================================================================================

Interest                                $ 17,499    $ 13,799    $ 19,700    $ 21,713    $ 28,017    $ 31,319     $ 30,889
Interest portion of rental expense         1,966       1,888       2,627       2,934       2,355       2,107        2,513
                                        ----------------------------------------------------------------------------------

Fixed charges                           $ 19,465    $ 15,687    $ 22,327    $ 24,647    $ 30,372    $ 33,426     $ 33,402
                                        ==================================================================================

Ratio of earnings to fixed charges         11.04       11.45       11.10        8.31        4.62         .38         1.39
                                        ==================================================================================